As filed with the Securities and Exchange Commission on August 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	68-0262011
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1220 Concord Avenue, Suite 600

Concord, California 94520

(Address, including zip code, of principal executive offices)

Cerus Corporation 2024 Equity Incentive Plan

Amended and Restated 1996 Employee Stock Purchase Plan

(Full title of the plan)

Chrystal N. Jensen

Chief Legal Officer and General Counsel

Cerus Corporation

1220 Concord Avenue, Suite 600

Concord, California 94520 (925) 288-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chadwick L. Mills

Cooley LLP

3 Embarcadero Center, 20th Floor

San Francisco, California 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 5, 2024, the stockholders of Cerus Corporation (the “Company” or “Registrant”) approved the Cerus Corporation 2024 Equity Incentive Plan (the “EIP”). As provided in the EIP, the aggregate number of shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued thereunder shall not exceed (A) 11,910,323 shares (which is the sum of (i) the number of shares (6,910,323) available for grant under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) as of June 5, 2024 and (ii) an additional 5,000,000 shares that were approved at the Company’s 2024 Annual Meeting of Stockholders), plus (B) shares subject to outstanding awards granted under the 2008 Plan and the Cerus Corporation Inducement Plan that are not issued because such awards expire or otherwise terminate without all of the shares covered by such awards having been issued, are not issued because the awards are settled in cash or are forfeited back to or repurchased by the Company because of a failure to vest, as such shares become available from time to time (such shares, the “Prior Plans’ Returning Shares”).

This registration statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering the offer and sale of (i) 12,093,629 shares of Common Stock available for issuance under the EIP, (ii) 25,162,591 shares of Common Stock that may become available for issuance under the EIP in respect of the Prior Plans’ Returning Shares and (iii) an additional 2,000,000 shares of Common Stock to be issued pursuant to the Company’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”).

The shares of the Registrant’s Common Stock previously reserved for issuance under the ESPP were registered on the Registrant’s Registration Statements on Form S-8 (File Nos. 333-240491, 333-206231, 333-183232, 333-127541, 333-125043, 333-109170 and 333-27097) filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2020, August 7, 2015, August 10, 2012, August 15, 2005, May 19, 2005, September 26, 2003 and May 14, 1997, respectively.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission” or “SEC”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 5, 2024 (the “2023 Form 10-K”);

•	the information specifically incorporated by reference into the 2023 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 26, 2024;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 2, 2024;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the Commission on August 1, 2024;

•	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 5, 2024, March 19, 2024, June 11, 2024 and July 2, 2024; and

•	the description of the Registrant’s Common Stock contained in Exhibit 4.2 to the 2023 Form 10-K.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Delaware law, the Registrant’s amended and restated certificate of incorporation provides that no director will be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the duty of loyalty to the Registrant or the Registrant’s stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

•	for any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify the Registrant’s directors and executive officers to the fullest extent not prohibited by law, subject to limited exceptions;

•	the Registrant may indemnify the Registrant’s other officers, employees and agents as set forth in the Delaware General Corporation Law;

•

the Registrant is required, to the fullest extent not prohibited by law, to advance expenses to the Registrant’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Company has entered into indemnification agreements with each of the Registrant’s directors and executive officers that require the Registrant to indemnify these individuals against expenses, witness fees, damages, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these individuals may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation of Cerus Corporation.

4.2(1)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cerus Corporation.

4.3(4)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cerus Corporation.

4.4(5)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cerus Corporation

4.5(2)	Amended and Restated Bylaws of Cerus Corporation.

4.6(3)	Specimen Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(6)	Cerus Corporation 2024 Equity Incentive Plan.

99.2(6)	Amended and Restated 1996 Employee Stock Purchase Plan.

107	Filing Fee Table.

(1)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937), filed with the Commission on November 8, 2012.
(2)	Incorporated by reference to the like-described exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-21937), filed with the Commission on January 5, 2024.

(3)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937), filed with the Commission on November 6, 2009.
(4)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937), filed with the Commission on August 8, 2014.
(5)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937), filed with the Commission on August 3, 2021.
(6)	Incorporated by reference to the like-described exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-21937), filed with the Commission on August 1, 2024.

Item 9. Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Concord, State of California, on this 1st day of August, 2024.

Cerus Corporation

By:	/s/ William M. Greenman
William M. Greenman
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William M. Greenman and Kevin D. Green, each acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William M. Greenman	President, Chief Executive Officer and Director	August 1, 2024
William M. Greenman	(Principal Executive Officer)

/s/ Kevin D. Green	Chief Financial Officer	August 1, 2024
Kevin D. Green	(Principal Financial and Accounting Officer)

/s/ Daniel N. Swisher, Jr.	Chair of the Board of Directors	August 1, 2024
Daniel N. Swisher, Jr.

/s/ Eric H. Bjerkholt	Director	August 1, 2024
Eric H. Bjerkholt

/s/ Ann Lucena	Director	August 1, 2024
Ann Lucena

/s/ Timothy L. Moore	Director	August 1, 2024
Timothy L. Moore

/s/ Jami Nachtsheim	Director	August 1, 2024
Jami Nachtsheim

/s/ Gail Schulze	Director	August 1, 2024
Gail Schulze

/s/ Hua Shan, M.D., Ph.D.	Director	August 1, 2024
Hua Shan, M.D., Ph.D.

/s/ Frank Witney, Ph.D.	Director	August 1, 2024
Frank Witney, Ph.D.